EXHIBIT 23.1:     Consent of Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-16115, No. 333-16117, No. 333-16121, No. 333-76631, and No. 333-93227 of
InteliData Technologies Corporation on Form S-8 and in Registration Statement No. 333-85313 of InteliData Technologies Corporation on Form S-3 of our report dated March 14, 2001, appearing in this Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
March 26, 2001